SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

New Century Financial Corporation

(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation or Organization)	56-2451736 (I.R.S. Employer Identification Number)

18400 Von Karman Avenue, Suite 1000, Irvine, CA (Address of Principal Executive Offices)	92612 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-124348
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered.

A description of the 9.125% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series A Preferred Stock”), of New Century Financial Corporation, a Maryland corporation (the “Company”), to be registered hereunder is incorporated by reference to the information set forth under the caption “Description of Our Series A Preferred Stock” in the Prospectus Supplement dated June 15, 2005 to the Prospectus dated May 6, 2005, which prospectus is included as part of the Registration Statement on Form S-3 of the Company (File No. 333-124348), as filed with the Securities and Exchange Commission (the “Commission”) on April 27, 2005.

Item 2. Exhibits.

3.1	Articles of Amendment and Restatement of the Company, incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as filed with the Commission on November 9, 2004.

3.2	Amended and Restated Bylaws of the Company, incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as filed with the Commission on November 9, 2004.

3.3	Form of Articles Supplementary of the Company designating the Series A Preferred Stock (filed herewith).

3.4	Form of Stock Certificate evidencing the Series A Preferred Stock (filed herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW CENTURY FINANCIAL CORPORATION a Maryland corporation

Date: June 16, 2005	By:	/s/ ROBERT K. COLE
Robert K. Cole Chairman and Chief Executive Officer

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